Registration No. 333-_________

   As filed with the Securities and Exchange Commission on September 29, 2009

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ___________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933



                          Beacon Federal Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)

            Maryland                                     26-0706826
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                            5000 Brittonfield Parkway
                         East Syracuse, New York 13057
                    (Address of Principal Executive Offices)


                     Beacon Federal Retirement Savings Plan
                            (Full Title of the Plan)

                                   Copies to:

          Mr. Ross J. Prossner                Robert B. Pomerenk, Esquire
President and Chief Executive Officer       Luse Gorman Pomerenk & Schick, P.C.
     Beacon Federal Bancorp, Inc.          5335 Wisconsin Ave., N.W., Suite 780
      5000 Brittonfield Parkway                 Washington, DC 20015-2035
    East Syracuse, New York 13057                  (202) 274-2000
          (315) 433-0111
(Name, Address and Telephone Number
       of Agent for Service)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer [ ]   Accelerated filer [ ]    Non-accelerated filer [ ]
Smaller reporting company [X]
                  (Do not check if a smaller reporting company)

                            -------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered(1)           Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------

Participation Interests             (1)                  __                     __                     (2)
--------------------------------------------------------------------------------------------------------------------

-----------------------
(1)  Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)  Pursuant to Rule 457(h)(3) no registration fee is required to be paid.

                            -----------------------

     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2.   Plan  Information  and Registrant  Information  and Employee
Plan Annual Information

         This Registration Statement relates to the registration of an indeterminate number of participation interests in the Beacon Federal Retirement Savings Plan (the "Plan"). Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

         The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:

         a) The Company's Prospectus (Commission File No. 333-143522) filed with the Commission on August 22, 2007 pursuant to Rule 424(b)(3) of the Securities Act;

         b) The Company's Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 001-33713), filed with the Commission on March 31, 2009, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;

         c) The Company's Form 11-K for the SBERA 401(k) Plan as adopted by Beacon Federal, for the year ended December 31, 2008 (File No. 001-33713), filed with the Commission on June 29, 2009, pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended;

         d) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and

         e) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission on September 28, 2007 (File No. 001-33713).

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

         All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

         Articles 10 and 11 of the Articles of Incorporation of Beacon Federal Bancorp, Inc., a Maryland corporation (the "Corporation"), set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such.

         ARTICLE 10.  Indemnification, etc. of Directors and Officers.
         -------------------------------------------------------------

         A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the Maryland General Corporation Law ("MGCL") now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         B. Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Article 10 or otherwise shall be on the Corporation.

         C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation's Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

         D. Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

         E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

         ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

         Any  repeal  or  modification   of  the  foregoing   paragraph  by  the
stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  List of Exhibits.

Regulation S-K                                                                  Reference to Prior Filing or
Exhibit Number                      Document                                    Exhibit No. Attached Hereto
--------------                      --------                                    ----------------------------

         4        Form of Common Stock Certificate                              *

         5        Opinion of Luse Gorman Pomerenk & Schick, P.C.                Attached as Exhibit 5

         23.1     Consent of Luse Gorman Pomerenk & Schick, P.C.                Contained in Exhibit 5

         23.2     Consent of Independent Registered Public Accounting Firm      Attached as Exhibit 23.2

         24       Power of Attorney                                             Contained on Signature Page

         99       Prospectus Supplement                                         **
         ---------------------
*        Incorporated by reference to Exhibit 4 to the Registration Statement on
         Form S-1 (File No. 333-143522) originally filed by the Company under the Securities Act with the Commission on September 5, 2007, and all amendments or reports filed for the purpose of updating such description.

** Incorporated by reference to the Pre-effective Amendment No. 1 to the Form S-1 (Commission File No. 333-143522) filed by the Company under the Securities Act with the Commission on July 23, 2007.

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of East Syracuse, state of New York, on this 28th day of September, 2009.


                                           BEACON FEDERAL BANCORP, INC.



                                       By: /s/ Ross J. Prossner
                                           Ross J. Prossner
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Beacon Federal Bancorp, Inc. (the "Company") hereby severally constitute and appoint Ross J. Prossner, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Ross J. Prossner may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of participation interests under the Beacon Federal Retirement Savings Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Ross J. Prossner shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures                                  Title                                       Date
----------                                  -----                                       ----


/s/ Ross J. Prossner                        President and Chief Executive Officer       September 28, 2009
------------------------------------        (Principal Executive Officer)
Ross J. Prossner




/s/ Lisa M. Jones                           Vice President and                          September 28, 2009
------------------------------------        Chief Financial Officer
Lisa M. Jones                               (Principal Financial and Accounting
                                             Officer)



/s/ Timothy P. Ahern                        Chairman of the Board                       September 28, 2009
------------------------------------
Timothy P. Ahern



/s/ John W. Altmeyer                        Director                                    September 28, 2009
------------------------------------
John W. Altmeyer


/s/ Robert J. Berger                        Director and Vice Chairman of the Board     September 28, 2009
------------------------------------
Robert J. Berger



/s/ Edward H. Butler                        Director                                    September 28, 2009
------------------------------------
Edward H. Butler



/s/ Thomas Driscoll                         Director                                    September 28, 2009
------------------------------------
Thomas Driscoll



/s/ David R. Hill                           Director                                    September 28, 2009
------------------------------------
David R. Hill

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on September 29, 2009.


                                       Beacon Federal Retirement Savings Plan




                                       By: /s/ Stephen S. Hand
                                       Title: Trust Officer

                                  EXHIBIT INDEX

Regulation S-K                                                                  Reference to Prior Filing or
Exhibit Number                      Document                                    Exhibit No. Attached Hereto
--------------                      --------                                    ----------------------------

         4        Form of Common Stock Certificate                              *

         5        Opinion of Luse Gorman Pomerenk & Schick, P.C.                Attached as Exhibit 5

         23.1     Consent of Luse Gorman Pomerenk & Schick, P.C.                Contained in Exhibit 5

         23.2     Consent of Independent Registered Public Accounting Firm      Attached as Exhibit 23.2

         24       Power of Attorney                                             Contained on Signature Page

         99       Prospectus Supplement                                         **
         ---------------------
   * Incorporated by reference to Exhibit 4 to the Registration Statement on
     Form S-1 (File No. 333-143522) originally filed by the Company under the
     Securities Act with the Commission on June 5, 2007, and all amendments or reports filed for the purpose of updating such description.

  ** Incorporated by reference to the Pre-effective Amendment No. 1 to the Form S-1 (Commission File No. 333-143522) filed by the Company under the
     Securities Act with the Commission on July 23, 2007.